June 16, 2003

Mr. Mark Thoenes, CFO
Rentrak Corporation
One Airport Center
7700 NE Ambassador
Place Portland, OR 97220

Dear Mark:

We have approved an extension of the $4,500,000 line of credit through 10/1/03. The only change to the existing covenant structure is a reduction in the minimum tangible net worth from $16,000,000 to $15,000,000.


Borrower:                    Rentrak Corporation.

Type of Credit:              Secured Revolving Line of Credit.

Principal Amount:            Four Million Five Hundred Dollars ($4,5000,000).

Purpose:                     To assist with working capital needs.

Interest Rate:               Option 1: Wells Fargo Bank's Prime Rate.  As of
                             June 16, 2003 our Prime Rate equaled 4.25% which would result in an initial floating rate of 4.25%.

                             Option 2: A variable rate based on
                             the London Interbank Offering Rate
                             plus two percent (LIBOR + 2.00%). On
                             June 16, 2003 the one month LIBOR
                             index equaled 1.11% which would
                             result in an initial rate of 3.11%.

Maturity:                    October 1, 2003.

Commitment or Loan Fee:      0.188% of the unused commitment, payable quarterly
                             in arrears.

Collateral:                  Secured by a blanket lien on all assets of the
                             company.

Guaranties:                  All subsidiaries.



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The entire  credit  package shall be governed by a credit  agreement  that shall include the following:


Covenants:                  Rentrak Corporation shall maintain a minimum
                            Current Ratio of 1.10:1.0, measured quarterly.
                            Current ratio is defined as current assets divided by current liabilities.

                            Rentrak Corporation shall maintain a
                            maximum Leverage Ratio of 1.50:1.0,
                            measured quarterly. Leverage ratio
                            shall be defined as the ratio of
                            Total Liabilities to Tangible Net
                            Worth.

                            Rentrak Corporation shall maintain a
                            minimum Tangible Net Worth of
                            $15,000,000 measured quarterly.

Reporting:                  Annual CPA Reviewed Financial Statements of Rentrak
                            Corporation within 120 days of fiscal year-end.

                            Company Prepared Financial Statements
                            of Rentrak Corporation within 45 days
                            of each fiscal quarter-end.


If you have any questions please feel free to contact me.

                                Sincerely,


                                WELLS FARGO BANK,
                                NATIONAL ASSOCIATION

                                By: /s/ Victoria Vohs
                                Title: Vice President